UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                September 21, 2005
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation or organization)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On September 20, 2005, our Board of Directors approved management’s recommendation to close our Canadian manufacturing facility.  The plant closure will occur in the third quarter of fiscal 2006 and will impact 413 employees. We have determined in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 (Accounting for the Impairment or Disposal of Long-Lived Assets) that the associated impairment charge will be insignificant. In addition, we have evaluated the costs associated with workforce reduction, relocation, other associated consolidation costs and reorganization charges as applicable in accordance with SFAS No. 146 (Accounting for Costs Associated with Exit or Disposal Activities) and SFAS No. 112 (Employers’ Accounting for Postemployment Benefits).  As a result of our evaluation of the plant closure, we will take a pre-tax charge ranging from $9.0 to $10.0 million ($0.11 to $0.12 per diluted share).  The severance and other benefit costs range from $7.5 to $8.5 million and the remaining charges are for other costs relating to the plant closure, including certain costs to consolidate operations with our U.S. facilities.  Almost all of the charges will result in future cash expenditures relating to severance and benefits and other plant exit and consolidation costs.  Further information about the plant closure is set forth in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

    (c)        The following exhibits are furnished as part of this report:

	Description	Page #
99.1	Press Release Dated September 21, 2005	4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: September 21, 2005

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99.1

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY TO CLOSE CANADIAN UPHOLSTERY FACILITY

MONROE, MI. September 21, 2005 – La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced it will close its Canadian manufacturing facility, based in Waterloo, Ontario.  The plant, which employs 413 people, represents approximately five percent of the La-Z-Boy branded business total upholstery manufacturing capacity, and produces recliners and reclining sofas.  La-Z-Boy will cease operations effective December 16, 2005 and shift the plant’s production to facilities in Neosho, Missouri and Dayton, Tennessee.  The Waterloo plant is La-Z-Boy’s only Canadian manufacturing facility and primarily supplies dealers in the Eastern provinces of the country.

Kurt Darrow, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “After careful analysis and consideration, we made the difficult decision to close our Waterloo facility.  The plant has been operating at less than optimal capacity for some time and represents a small portion of La-Z-Boy’s total production.  At the present time, approximately 50 percent of all La-Z-Boy products sold in Canada are produced in our U.S. facilities and all the product needs of our Canadian dealers in the Western provinces are being successfully serviced by our facilities in California and Utah.  This action, combined with our continuing process improvement initiatives will result in increased efficiencies in our remaining manufacturing facilities enabling us to be more productive in less square footage, thereby improving our overall capacity utilization.  La-Z-Boy Incorporated has seven strategically located North American plants dedicated to producing product for its La-Z-Boy branded business.  These plants employ 7,000 people and total approximately 4.25 million square feet.

 “We regret the impact this will have on the lives of those employees working at the Waterloo facility, but this action is necessary for La-Z-Boy to remain competitive and improve our remaining operations.  We will provide transition assistance and the appropriate benefits to these employees during this difficult period.”

Darrow concluded, “We remain firmly committed to the Canadian market.  It is an important part of our growth strategy as we continue to develop our independent dealer base and the La-Z-Boy Furniture Galleries® store program throughout all provinces. We will do everything we can to work with our dealers to ease the transition and ensure service levels and deliveries are seamless as we shift production to our other facilities.”

The Waterloo plant, which is approximately 400,000 square feet, will be idled after operations cease and will be marketed for sale.  As a result of these actions, La-Z-Boy will take a pre-tax charge of approximately $9.0 to $10.0 million, or $0.11 to $0.12 per share.  This charge will be principally for severance and other benefit costs and will also include the write down of certain fixed assets and other associated costs.  The majority of these charges will be incurred in the second quarter of the company’s 2006 fiscal year with the balance of the charge taken over the next several quarters.

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time.Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer confidence, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, the effects of the ruling on tariffs by the U.S. Department of Commerce and potential disruptions from Chinese imports, the availability and cost of capital, the impact of imports as it relates to continued domestic production, raw material price changes, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the domestic or international regulatory environment, not fully realizing cost reductions through restructurings, ability to implement global sourcing organization strategies, the future financial performance and condition of independently owned dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently owned dealers, the impact of new manufacturing technologies, the impact of adopting new accounting principles, fair value changes to our intangible assets due to actual results differing from projected, the impact of severe weather, factors relating to acquisitions and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx .  Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:

http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx .

Background Information

With annual sales of over $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 336 stand-alone La-Z-Boy Furniture Galleries® stores and 340 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/ .